THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”ACT”), OR ANY STATE SECURITIES LAWS. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAWS WHERE PAYEE HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN REGISTRATION IS NOT REQUIRED.

ASKMENOW, INC.
12% JUNIOR CONVERTIBLE PROMISSORY NOTE

$________________	____________, 2007

    FOR VALUE RECEIVED, the undersigned, AskMeNow, Inc., a Delaware corporation (the “Company” or “Payor”), having its executive office and principal place of business at 26 Executive Park, Suite 250, Irvine, CA 92614, hereby promises to pay to _____________________, a _______________ with its principal place of business at __________________ (the “Payee”) at such address for Payee (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of ______________ Dollars ($_____), together with interest at the Note Rate set forth in Section 2 on the principal balance outstanding from time to time. Any or all amounts of the amounts outstanding under this 12% Junior Convertible Promissory Note (this “Note”), including principal and accrued interest, are convertible into shares of the Company’s capital stock in accordance with Section 3 hereof.

    This Note is being issued in connection with a bridge financing (the “Bridge Offering”) by the Company on a “best efforts” no minimum basis, up to a maximum of $1,000,000 of Bridge Offering units (each a “Bridge Unit”). Each Bridge Unit consists of $1.00 principal amount of 12% Junior Convertible Promissory Notes and Warrants to purchase Three (3) shares of common stock, $.01 par value, of the Company at $.50 per share (the “Common Stock”), to be offered on a “best efforts” basis. The Bridge Offering is being made only to investors who qualify as “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”). Partial Bridge Units may be sold by the Company in its sole discretion.

    All of the proceeds of the Bridge Offering will be used by the Company for general corporate purposes, including working capital.

    1.    Maturity Date. Subject to the provisions of Section 3 below, the entire outstanding balance of this Note, including principal and unpaid accrued interest thereon (together, the “Note Balance”), will be due and payable in a single instalment on _______, 2008 (270 days following the issue date of this Note) (the “Maturity Date”). Notwithstanding the foregoing, the Maturity Date may be extended by an additional 90 days from the Maturity Date to _________, 2008 (the “Extended Maturity Date”) upon delivery by the Company of written notice thereof to the Payee no later than 12:00 P.M. EST on the business day immediately preceding the Maturity Date.

    2.    Interest And Payment; Prepayment.

    2.1    The principal amount of this Note outstanding from time to time shall bear simple interest at the annual rate (the “Note Rate”) of twelve (12%) percent from the date hereof through the date of repayment or conversion, payable upon such date of repayment or conversion, as applicable.

    2.2    The principal amount of this Note may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with unpaid interest thereon.

    2.3    All payments made by the Payor on this Note, including all prepayments, shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

    2.4    All payments made by the Payor on this Note shall be made in such currency of the United States as shall be legal tender for the payment of public and private debts at the time of payment, at the address of the Payee set forth above, or at such other place as the Payee shall have designated in advance in writing to the Payor.

    2.5    In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of California, the time for payment of such amount shall be extended to the next succeeding business day and interest at the Note Rate shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

    3.    Conversion.

    3.1    Optional Conversion at Any Time. At the option of the Payee exercised by written notice to the Company at any time while this Note remains outstanding, all but not less than all of the Note Balance may be converted into shares of the Company’s Common Stock, at a per share price equal to $.50 per share, with the same rights and preferences as the currently issued and outstanding shares of Common Stock. The number of shares of Common Stock to which the Payee will be entitled upon conversion of this Note pursuant to this Section 3.1 will be determined by dividing the dollar amount of the Note Balance on the Conversion Date (as defined below) by $.50 per share.

    3.2    Optional Conversion at Qualified Investment. If a person, business entity, or group of persons or business entities acting in concert (the “Qualified Investor”), acting after the date hereof and before the Maturity Date or Extended Maturity Date, as applicable, acquires, in a single arms-length transaction or in a series of related arms-length transactions, shares of the Company’s common stock, $.01 par value (the “Common Stock”) or other equity securities of the Company convertible into or exercisable for Common Stock, for an aggregate consideration valued at Five Million Dollars ($5,000,000) or more (the “Qualified Investment”), then at the same time the Qualified Investor pays the consideration for the Qualified Securities (as defined below), the Payee may elect by written notice thereof to the Company to convert all but not less than all of the Note Balance into securities that are the same series and with the same rights and preferences as the equity securities purchased by the Qualified Investor (the “Qualified Securities”), at a per share price equal to the per share sale price paid by the Qualified Investor (the “Conversion Price”). For these purposes, any equity securities of the Company issued in respect of this Note and any other Notes issued in the Bridge Offering of which this Note is a part shall not be counted towards the aforesaid Five Million Dollars ($5,000,000). The number of Qualified Securities to which the Payee will be entitled upon conversion of this Note pursuant to this Section 3.2 will be determined by dividing the dollar amount of the Note Balance on the Conversion Date by the Conversion Price.

    3.3    Mechanics of Conversion; No Fractional Shares. In the event of a conversion pursuant to this Section 3, the Company covenants and agrees to take any and all actions that may be reasonably necessary or desirable in order to issue the Qualified Securities or Common Stock under the terms and conditions of this Note. Before the Payee shall be entitled to receive a certificate for the shares of the Qualified Securities or Common Stock into which this Note has been converted, the Payee shall surrender this Note duly endorsed, at the office of the Company, and shall execute and deliver to the Company all other agreements requested by the Company which relate to the Qualified Securities or Common Stock. The Company shall, as soon as reasonably practicable thereafter, and in any event within ten (10) business days of the date of conversion, issue and deliver to the Payee, at the address specified by the Payee, a certificate or certificates for the Qualified Securities or Common Stock to which the Payee shall be entitled. No fractional shares shall be issued upon conversion of this Note and the number of Qualified Securities or Common Stock to be issued shall be rounded to the nearest whole share. Any conversion pursuant to this Section 3 shall be deemed effective as of immediately prior to the close of business on the date on which the applicable conversion notice is delivered, and this Note is surrendered, by the Payee to the Company (the “Conversion Date”).

    4.    No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee or its permitted transferees, prior to the conversion of this Note, the right to vote, receive dividends, consent or receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

    5.    Replacement Of Note.

    5.1    In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

    5.2    Every Note issued pursuant to the provisions of Section 5.1 above in substitution for this Note shall constitute a contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

    6.    Covenants of Payor.

    Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

    6.1    Payor will not sell, transfer or dispose of a material part of its assets;

    6.2    Payor will not make any loan to any person who is or becomes a shareholder or executive employee of Payor, other than for reasonable advances for expenses in the ordinary course of business;

    6.3    Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves (if required by generally accepted accounting principles) with respect to any such tax, assessment, charge, levy or claim so contested;

    6.4    Payor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Payor as its counsel may advise;

    6.5    Payor will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

    6.6    Payor will keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

    6.7    Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor’s Chief Executive Officer or Chief Financial Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto;

    6.8    Payor will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

    6.9    Payor shall not create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, or security interest, mortgage, deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (except for liens for taxes not yet due and payable or being contested in good faith, mechanics’ materialmen’s or similar liens, and liens securing rental or lease payments, together the “Permitted Liens”) with respect to the assets of Payor or such subsidiary; and

    6.10    Payor shall not issue any debt, equity or other instrument which would give the holder thereof, directly or indirectly, a right in any assets of Payor or such subsidiary that are pari passu, senior or superior to any right of the Payee in or to such assets.

    7.    Events of Default. If any of the following events (each an “Event of Default”) occurs:

    7.1    The dissolution of Payor or any vote in favor thereof by the board of directors and shareholders of Payor;

    7.2    Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within thirty (30) days from the date of its filing;

    7.3    Payor fails to pay the principal amount, or interest on, or any other amount payable under, this Note within ten (10) days of the date such amount becomes due and payable;

    7.4    Payor admits in writing its inability to pay its debts as they mature;

    7.5    Payor sells all or substantially all of its assets or merges or is consolidated with or into another corporation, other than a merger with or into a publicly traded corporation or a merger to change Payor’s jurisdiction of incorporation;

    7.6    A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt (in excess of $50,000 and secured by such property or assets) of Payor or of any subsidiary of Payor;

    7.7    A final judgment for the payment of money in excess of $50,000 is entered against Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal;

    7.8    An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $50,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness;

    7.9    Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 7.3 above) and such default continues uncured for a period of thirty (30) days;

    7.10    Payor creates, incurs, assumes or suffers to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, or security interest, mortgage, deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (except permitted Liens) with respect to the assets of Payor or such subsidiary; or

    7.11    If Payor issues any debt, equity or other instrument which would give the holder thereof, directly or indirectly, a right in any assets of Payor or such subsidiary that are senior or superior to any right of the Payee in or to such assets.

    8.    Suits for Enforcement and Remedies. Upon the occurrence of an Event of Default and Payor’s failure to cure such default, the Payee shall have the right, at Payee’s option, to declare the Note Balance to be forthwith due and payable, and, in the case of an Event of Default pursuant to Section 7.3 above, the Payee shall automatically be entitled to full and immediate payment of all amounts due under this Note without any action on the part of or declaration by Payee required. If any one or more Events of Default shall occur and be continuing, the Payee further may proceed to (i) protect and enforce Payee’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of Payee. No right or remedy herein or in any other agreement or instrument conferred upon Payee is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

    9.    Unconditional Obligation; Fees, Waivers, Other.

    9.1    The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

    9.2    If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements.

    9.3    No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

    9.4    This Note may not be modified or discharged (other than by payment or exchange) except by a writing duly executed by Payor and Payee; provided that no material provision of this Note may be amended without the written consent of the Company and the holders of at least one-half of the aggregate principal amount of all of the Notes issued in the Bridge Offering to which this Note relates.

    9.5    Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

    10.    Restriction on Transfer. This Note has been acquired for investment, and this Note has not been registered under the securities laws of the United States of America or any state thereof, including the Act. Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, under applicable federal and state securities laws, including the Act, or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

    11.    Subordination. The rights of the Payee hereunder in and to the assets of the Company are hereby expressly subordinated to the rights in and to such assets of the holders of the Company’s Senior Indebtedness, as hereinafter defined. Senior Indebtedness shall mean those certain 12% Senior Promissory Notes issued by the Company in its $3,000,000 best efforts, no minimum bridge offering completed in May 2007. Subject to the rights of the holders of Senior Indebtedness, nothing contained in this Section 11 shall impair, as between the Payor and the Payee, the obligation of the Payor, subject to the terms and conditions hereof, to pay to the Payee the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Payee, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

    12.    Piggyback Registration Rights. If, at any time during the two-year period commencing with the issuance of this Note, the Payor proposes or is required to file a registration statement registering any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than on Form S-4 or Form S-8, or such other forms as the U.S. Securities and Exchange Commission may hereafter promulgate for registration of securities in transactions for which Form S-4 or Form S-8 may be used as of the date hereof), whether or not for its own account, the Payor shall give at least 20 days prior written notice to the Payee of its intention to do so. Upon written request by the Payee within 10 days after receipt of such notice, the Payor shall use its commercially reasonable efforts to include in the securities to be registered by such registration statement all shares of Common Stock issued or issuable upon conversion of this Note (which registration right with respect to such conversion shares shall be in addition to any registration rights with respect to any shares underlying that certain Warrant, dated as of the date hereof, issued by the Payor to the Payee in connection with Payee’s participation in the Bridge Offering) that the Payee indicates in such notice that the Payee desires to sell, subject to the following terms and conditions: (i) if such registration statement is for a prospective underwritten offering, the Payee shall agree to (a) enter into an underwriting agreement, if required, in customary form with the underwriter or underwriters selected by the Company, and (b) sell the Payee’s securities, if the Company so requests, on the same basis and upon the same terms as the other securities covered by such registration statement, other than securities proposed to be registered by the holders of the Preferred Stock (as defined below), and provided that if the number of shares requested by the Payee to be registered in such offering exceeds the amount of shares which the underwriters reasonably believe is compatible with the success of such underwritten offering, the Company shall only be required to include in such offering that number of shares requested to be registered by the Payee as the underwriters believe will not jeopardize the success of such offering, provided, however that any such decrease in the number of shares sought to be registered by the Payee shall occur on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; (ii) if the number of shares the Payor is able to register is limited due to Rule 415 or other SEC shelf registration rules, Payor shall only be required to register the shares Payee elects to convert on a pari passu basis with the other shares being registered, other than any shares proposed to be registered by the holders of the Preferred Stock; and (iii) the Payor may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Payee or any other Payee. The Payor shall have exclusive control over the preparation and filing of any registration statement proposed to be filed under this Section 12 as well as any amendments and supplements thereto and the withdrawal or revocation thereof. The Payor’s obligations pursuant to this Section 12 are subject to the Payee’s cooperation with respect to any such proposed registration, including but not limited to the provision of such information as may reasonably be requested by the Payor, the underwriter(s) or any other authorized parties and the execution and delivery of such agreements (including indemnification and contribution agreements), instruments and documents as may be reasonably requested thereby, and the Payee’s compliance with all applicable laws. The Payor shall pay all reasonable expenses incurred in connection with the registration contemplated hereby, including without limitation registration and filing fees, printing expenses, and fees and expenses of counsel for the Payor. Notwithstanding the foregoing, underwriting discounts and commissions and transfer taxes relating to the Payee’s registered securities included in any registration hereunder, and all fees and expenses for counsel to the Payee, shall be borne and paid by the Payee. The registration rights and other rights granted in this Section 12 are not assignable, in whole or in part, without the prior written consent of the Payor. Notwithstanding anything to the contrary set forth herein, the Payee hereby expressly agrees and acknowledges that any registration rights of the Payee hereunder are subordinate to those of the holders of the Company’s 10% (PIK) Series A Preferred Stock and the Company’s 10% (PIK) Series B Preferred Stock (together, the “Preferred Stock”) and warrants issued to such holders in connection with the purchase and sale of the Preferred Stock.

    13. Miscellaneous.

    13.1    The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

    13.2    All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note. Any such notice shall be deemed received (i) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (ii) in the case of overnight courier, on the next business day following when sent, and (iii) in the case of mailing, on the third business day following the date on which the notice was post-marked.

    13.3    This Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to the choice of laws rules thereof.

    13.4    This Note shall bind Payor and its successors and assigns. Neither the Payor nor the Payee may assign this Note without the prior written consent of the other party, provided that under no circumstances may the Payee assign this Note to any individual or entity that is a competitor, directly or indirectly, with the Payor.

ASKMENOW, INC.

By:
Name:	Darryl Cohen
Title:	CEO